Exhibit 5.1

OPINION AS TO LEGALITY

JILL ARLENE ROBBINS
525 93 Street
Surfside, Florida 33154
(305) 531-1174
Facsimile: (305) 531-1274
Email: jillarlene@jarepa.com

April 1, 2010

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

Re:  GMS Capital Corp. (the “Company”)

Ladies and Gentlemen:

As counsel for the Company, I have examined the Company’s certificate of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws I have deemed relevant for the purpose of this opinion, including but not limited to, Florida law including the statutory provisions, all applicable provisions of the Florida Constitution and reported judicial decisions interpreting those laws.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

 I have also, as counsel for the Company, examined the Registration Statement (the “Registration Statement") of your Company on Form S-1, as amended, covering the registration under the Securities Act of 1933 of up to 4,000,000 shares (the “Registered Shares”) of the Company’s common stock (the “Common Stock”) to be offered by the Company on a minimum/maximum, self-underwritten basis.

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

1.
The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Florida, with corporate power to conduct its business as described in the Registration Statement.

2.	The Company has an authorized capitalization of 125,000,000 shares of Common Stock, $0.001 par value.
3.	The shares of Common Stock currently issued and outstanding are duly and validly issued as fully paid and non-assessable, pursuant to the corporate law of the State of Florida.
4.	I am of the opinion that all of the Registered Shares, once issued, will be validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Florida.

This opinion includes my opinion on Florida law including the Florida Constitution, all applicable provisions of Florida statutes, and reported judicial decisions interpreting those laws.

I hereby consent to the use of my name in the Registration Statement and Prospectus and I also consent to the filing of this opinion as an exhibit thereto.

Very truly yours,

/s/ Jill Arlene Robbins
__________________________
JILL ARLENE ROBBINS, ESQUIRE